Exhibit 10.1
SECOND AMENDMENT AGREEMENT
     SECOND AMENDMENT AGREEMENT, dated June 3, 2008 (this “Agreement”), is among Zila, Inc., a Delaware corporation (the “Company”), Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd. and Visium Long Bias Fund, LP (the “Visium Entities”), Atlas Master Fund, Ltd. (“Atlas”), Balyasny Asset Management, L.P., (“BAM” and, collectively with the Visium Entities and Atlas, the “Investors”), and Balyasny Asset Management, L.P., as collateral agent (the “Agent”).
W I T N E S S E T H:
     WHEREAS, the Company entered into a Purchase Agreement, dated as of November 13, 2006 (the “Note Purchase Agreement”), with the investors party thereto pursuant to which, among other things, the Company issued (i) an aggregate of 9,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) $12,075,000 in aggregate principal amount of the Company’s 12% Convertible Notes (the “Convertible Notes”) convertible into shares of the Company’s Common Stock, at a conversion price of $1.75, (iii) Warrants (the “Initial Warrants”) to acquire an aggregate of up to 5,403,000 shares of Common Stock at an exercise price of $2.21 per share and (iv) Warrants (the “Additional Warrants”) to acquire an aggregate of up to 3,105,000 shares of Common Stock at an exercise price of $2.21 per share; and
     WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Visium Entities acquired (i) $5,000,000.25 in aggregate principal amount of the Convertible Notes, (ii) Initial Warrants to acquire an aggregate of 428,569 shares of Common Stock and (iii) Additional Warrants to acquire an aggregate of 1,285,712 shares of Common Stock; and
     WHEREAS, the Company entered into a Purchase Agreement, dated as of November 13, 2006 (the “Secured Note Purchase Agreement”), with the investors party thereto pursuant to which, among other things, the Company issued (i) an aggregate of $12,000,001.20 in principal amount of the Company’s 6% Senior Secured Convertible Notes (the “Secured Notes”) convertible into shares of Common Stock (the “Note Conversion Shares”) at a conversion price of $2.20 and (ii) Warrants (the “Secured Note Warrants”) to acquire an aggregate of up to 1,909,089 shares of Common Stock at an exercise price of $2.21 per share; and
     WHEREAS, pursuant to the terms of the Secured Note Purchase Agreement, (A) the Visium Entities acquired (i) $7,500,000.20 in aggregate principal amount of the Secured Notes and (ii) Secured Note Warrants to acquire an aggregate of 1,193,180 shares of Common Stock and (B) Atlas acquired (i) $4,500,001 in aggregate principal amount of the Secured Notes and (ii) Secured Note Warrants to acquire an aggregate of 715,909 shares of Common Stock; and
     WHEREAS, in connection with the Secured Note Purchase Agreement, the Company, the Investors and the Agent entered into a Pledge and Security Agreement, dated as of November 28, 2006 (the “Security Agreement”); and
     WHEREAS, effective August 13, 2007, the Company entered into an Amendment

Agreement (the “Amendment Agreement”) with the Investors providing for, among other things, (i) the repurchase of 932,832 Note Conversion Shares; (ii) the repurchase of 227,270 Secured Note Warrants; and (iii) an amendment and restatement of the Secured Notes (references to the “Secured Notes” shall mean such notes as amended and restated on August 13, 2007); and
     WHEREAS, the parties hereto believe it is in their respective best interests to amend the Secured Notes as provided herein and to take the other actions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:
     Section 1. Note Amendment. Effective upon the execution and delivery of this Agreement, the Secured Notes shall be amended and restated as provided in Exhibit A attached hereto (the “Amended and Restated Notes”) (the “Note Amendment”). The Investors hereby irrevocably consent to the Note Amendment. Promptly following the date hereof, the Investors Visium Entities and Atlas shall surrender their Secured Notes to the Company for cancellation and, upon receipt of such Secured Notes, the Company shall issue the Amended and Restated Notes to the Visium Entities and Atlas in the respective principal amounts specified in the Secured Notes being surrendered.
     Section 2. Amendment Fee; Waiver. Simultaneous with the execution and delivery of this Agreement by the parties hereto, the Company shall pay to the Investors an amendment fee of $1,200,000 (the “Amendment Fee”). The Amendment Fee shall be paid by the issuance of an aggregate of 4,626,595 newly issued, fully paid and nonassessable shares of Common Stock (the “Amendment Shares”). The Amendment Shares shall be allocated among the Investors as set forth on the signature pages to this Agreement. Each of the Investors hereby irrevocably waives any antidilution adjustment it would otherwise be entitled to receive under any Company securities as a result of the issuance of the Amendment Shares as provided hereby.
     Section 3. Warrant Surrender. Simultaneous with the execution and delivery of this Agreement by the parties hereto, the Investors shall surrender to the Company for cancellation Initial Warrants, Additional Warrants and Secured Note Warrants to acquire an aggregate of 3,396,100 shares of Common Stock held by them (the “Surrendered Warrants”). The Surrendered Warrants being surrendered by each of the Investors are set forth on the signature pages to this Agreement.
     Section 4. Deposit Account Control Agreements. The Company shall use its commercially reasonable efforts, and shall cause each Subsidiary Guarantor (as defined in the Security Agreement) to use its commercially reasonable efforts, to enter into Deposit Account Control Agreements in customary form (with such changes therein or modifications thereto as the Investors may reasonably approve, such approval not to be unreasonably withheld or delayed) (the “Control Agreements”) with each depository institution holding funds of the Company or any Subsidiary Guarantor (a “Depositary”). Not later than 20 days after the date hereof (the “Deadline”), the Company shall, and shall cause each Subsidiary Guarantor to, have entered into Control Agreements with each Depositary. In the event that, after the date hereof, the Company or any Subsidiary Guarantor wishes to establish a new account with any Depository which has not previously executed a Control Agreement, it shall be a condition precedent to such establishment that the Depositary enter into a Control Agreement before receiving any funds of the Company or a Subsidiary Guarantor. From and after the Deadline, in no event shall the Company or any Subsidiary Guarantor deposit funds with any Depositary that has not executed a Control Agreement. The failure of the Company to have Control Agreements in place with each Depositary holding funds of the Company or a Subsidiary Guarantor by the Deadline and the failure of the Company to otherwise comply with the terms of this Section 4 shall constitute additional “Events of Default” under the Amended and Restated Notes.
     Section 5. Registration Rights. The parties acknowledge that the Company has fully performed its obligations under Sections 4(a) and (b) of the Amendment Agreement and shall have no further obligations under such Sections 4(a) and (b); provided, however, that nothing in this sentence shall affect the Company’s obligations under the New Registration Rights Agreement (as defined in the Amendment Agreement). Simultaneous with the execution and delivery of this Agreement by the parties hereto, the Company and the Investors shall execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit B (this Agreement, the Amended and Restated Notes, the Control Agreements and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents”).
     Section 6. Financial Reports. Not later than the close of business on each Wednesday, the Company shall provide to the Investors “flash reports” in the form currently prepared by the Company for use by the Company’s senior management showing weekly cash flow, income and balance sheet information and other information utilized by senior management in operating the Company for the prior week (the “Flash Reports”). The Flash Reports shall be delivered to each Investor in accordance with the instructions contained in Exhibit C attached hereto. Each Investor acknowledges that the information contained in the Flash Reports may constitute material nonpublic information regarding the Company and shall use the information in such Flash Reports only for the purpose of assuring compliance by the Company with its obligations under the Transaction Documents and the other Deal Documents (as such term is defined in the Amended and Restated Notes). Each Investor shall preserve the confidentiality of the information contained in the Flash Reports and shall assure that such information is not used in a manner that would violate applicable securities laws or that would cause the Company to violate such laws, including Rule 10b-5 and Regulation FD. Any Investor shall have the right to suspend or waive, with respect to itself only, the right to receive the Flash Reports as provided herein by providing written notice to the Company to such effect.
     Section 7. Company Representations. The Company hereby represents and warrants to each of the Investors as follows:
     (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. The Transaction Documents have, or will be, duly authorized, executed and delivered by the Company and constitute, or will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     (b) Neither the execution and delivery of the Transaction Documents by the Company nor the performance by the Company of its obligations hereunder and thereunder will (i) contravene any provision contained in the Certificate of Incorporation or Bylaws of the Company, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Company is a party or by which the Company is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any material lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, “Encumbrances”) on any of the assets or properties of the Company or any subsidiary, or (iv) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to its stated maturity, any obligation of the Company or any subsidiary.
     (c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby by the Company.
     Section 8. Investor Representations. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company (as to itself only) as follows:
     (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable. This Agreement and the Transaction Documents to which it is intended to be a party has been, or will be, duly authorized, executed and delivered by it and constitute, or will constitute, its valid and binding agreements, enforceable against it in accordance with their terms.
     (b) Neither the execution and delivery of this Agreement or the other Transaction Documents to which it is intended to be a party by it nor the performance by it of its obligations hereunder and thereunder will (i) contravene any provision contained in its organizational documents, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which it is a party or by which it is bound or to which any of its assets or properties are subject, or (iii) result in the creation or imposition of any material Encumbrances on the Secured Notes.
     (c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is intended to be a party or the consummation of the transactions contemplated hereby and thereby by it.

     (d) It is the legal owner of the Surrendered Warrants held by it free and clear of any Encumbrances, except those created pursuant to the agreements referenced in the recitals and those imposed generally by applicable securities laws. There are no voting trust arrangements, shareholder agreements or other agreements granting any option, warrant, proxy or right of first refusal with respect to the Surrendered Warrants held by it to any person or entity. It has the absolute and unrestricted right, power and capacity to surrender the Surrendered Warrants to the Company as contemplated hereby free and clear of any Encumbrances (except for restrictions imposed generally by applicable securities laws).
     (e) Such Investor does not currently have any short position in the Common Stock. For at least the last thirty (30) days prior to the date hereof, neither such Investor nor any affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Common Stock, or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale (as defined in Rule 200(a) of Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock, entered into any direct or indirect stock pledge, forward sales contract, swap, or similar arrangement (including on a total return basis), sales or other transactions through non-U.S. broker dealers or foreign regulated brokers, or otherwise sought to hedge its position in the securities of the Company (each, a “Prohibited Transaction”). For ninety (90) days after the date of this Agreement, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction nor any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the Common Stock or other securities acquired hereunder; provided, however, that the prohibitions of this sentence shall only apply with respect to one-half of such Investor’s Amendment Shares. Such Investor acknowledges that the representations, warranties and covenants contained in this clause (e) are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this clause (e).
     Section 9. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents. In the event that at any time hereafter any further action is necessary to carry out the purposes of this Agreement or the other Transaction Documents, the parties hereto shall take all such action without any further consideration therefor.
     Section 10. Equitable Remedies. Each of the parties hereto acknowledges that the other parties hereto would suffer immediate and irreparable harm for which an adequate remedy would not be available at law as a result of any breach of this Agreement or the other Transaction Documents. Accordingly, in the event of any breach, or threatened breach, of the provisions of this Agreement or any other Transaction Document, each party hereto shall be entitled to an order of specific performance or other injunctive relief against the breaching party in addition to any other rights and remedies to which they may be entitled, whether at law or in equity, and each party hereby irrevocably and unconditionally consents to the entry of an order providing such relief in the event of any breach or threatened breach of the terms hereof by such party. No party shall be required to post any bond or other security in connection with any such action for specific performance or other injunctive relief.
     Section 11. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Section 12. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
     Section 13. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Zila, Inc.
5227 North 7th Street
Phoenix, Arizona 85014-2800
Attention: Corporate Secretary
Fax: (602) 230-8418
If to the Investors or the Agent:
to the addresses set forth on the signature pages hereto.

     Section 15. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.
     Section 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
     Section 17. Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     Section 18. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Section 19. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or the other Transaction Documents. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the other Transaction Documents. Each Investor acknowledges, except as provided in the Security Agreement, that no other Investor has acted as agent for such Investor in connection herewith and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Company or enforcing its rights under this Agreement or the other Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and the other Transaction Documents and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
     Section 20. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.
     Section 21. Expenses. Each of the parties hereto shall bear their own costs and expenses in connection with the preparation and negotiation of the Transaction Documents except that the Company will pay on demand the reasonable fees and expenses of counsel to the Investors incurred in connection with the preparation and negotiation of the Transaction Documents and the Payment In Kind Share Registration Opinion, not to exceed $10,000 in the aggregate. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ZILA, INC.
By:	/s/ Gary V. Klinefelter
Name:	Gary V. Klinefelter
Title:	Vice President and Secretary

ATLAS MASTER FUND, LTD.

	By:	/s/ Scott Schroeder
Name: Scott Schroeder
Title: Authorized Signatory

Amendment Shares: 233,880	Address for Notice:

Surrendered Warrants: 165,308

Balyasny Asset Management, L.P.
181 West Madison
Suite 3600
Chicago, Illinois 60602

BALYASNY ASSET MANAGEMENT, L.P.

	By:	/s/ Adam Finger
Name: Adam Finger
Title: General Counsel/Authorized Signatory

Amendment Shares: 771,099	Address for Notice:

Surrendered Warrants: 671,005

Balyasny Asset Management, L.P.
181 West Madison
Suite 3600
Chicago, Illinois 60602

VISIUM BALANCED OFFSHORE FUND, LTD.

	By:	/s/ Jacob Gottlieb
Name: Jacob Gottlieb
Title: Chief Investment Officer

Amendment Shares: 1,456,599	Address for Notice:

Surrendered Warrants: 1,029,536

Visium Asset Management, LLC
950 Third Avenue
New York, New York 10022

VISIUM LONG BIAS FUND, LP

	By:	/s/ Jacob Gottlieb
Name: Jacob Gottlieb
Title: Chief Investment Officer

Amendment Shares: 269,427	Address for Notice:

Surrendered Warrants: 190,433

Visium Asset Management, LLC
950 Third Avenue
New York, New York 10022

VISIUM LONG BIAS OFFSHORE FUND, LTD.

	By:	/s/ Jacob Gottlieb
Name: Jacob Gottlieb
Title: Chief Investment Officer

Amendment Shares: 1,020,883	Address for Notice:

Surrendered Warrants: 721,568

Visium Asset Management, LLC
950 Third Avenue
New York, New York 10022

VISIUM BALANCED FUND, LP

	By:	/s/ Jacob Gottlieb
Name: Jacob Gottlieb
Title: Chief Investment Officer

Amendment Shares: 874,707	Address for Notice:

Surrendered Warrants: 618,250

Visium Asset Management, LLC
950 Third Avenue
New York, New York 10022

AGENT:

Balyasny Asset Management, L.P.

	By:	/s/ Adam Finger
Name: Adam Finger
Title: General Counsel/Authorized Signatory

Address for Notice:

Balyasny Asset Management, L.P.
181 West Madison
Suite 3600
Chicago, Illinois 60602

12